UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2007

Nextest Systems Corporation

(Exact name of registrant as specified in its charter)

000-51851

(Commission File Number)

Delaware	77-047-0150
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

875 Embedded Way

San Jose, California 95138

(Address of principal executive offices, with zip code)

(408) 960-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2007, Nextest Systems Corporation (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Agreement”), with Teradyne, Inc., a Massachusetts corporation (“Teradyne”) and NAC Equipment Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Teradyne (“Purchaser”). Pursuant to the Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to acquire all the outstanding shares of common stock of the Company (the “Shares”), par value $0.001 per share, at a price of $20.00 per share (the “Offer Price”) as promptly as practicable (and in any event within 10 business days of the date of the agreement).

Under the Agreement, after completion of the Offer and the satisfaction or waiver of certain conditions, including, if required, a vote of the Company’s stockholders, Purchaser will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly-owned subsidiary of Teradyne. Holders of Shares not purchased in the Offer, other than dissenting Shares and Shares to be cancelled in accordance with the terms of the Agreement, will be entitled to receive $20.00 per Share in cash in the Merger.

The Offer is not subject to a financing condition. However, the obligation of Purchaser to effect the Offer is subject to the satisfaction of a number of closing conditions set forth in the Agreement, including among others, that the offer is accepted by at least a majority of the then-outstanding Shares on a fully diluted basis (where “on a fully diluted basis” means the number of Shares outstanding, together with the Restricted Stock, as defined in the Agreement, and the Shares which the Company may be required to issue pursuant to the exercise, conversion or exchange of any Company Options, RSUs, Equity Interests, each as defined in the Agreement, or other rights to acquire shares then outstanding, whether or not vested or then exercisable); as well as the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, as well as applicable equivalent foreign laws.

The Company has agreed to operate its business in the ordinary course until the Merger is consummated. The Company has also agreed not to solicit or engage in discussions with third parties regarding other proposals to acquire the Company, subject to specified exceptions. The Agreement includes termination provisions for both the Company and Teradyne. In connection with the termination of the Agreement under specified circumstances involving acquisition proposals that are more favorable to the holders of Shares than the Offer or a change in the board’s recommendation of the transaction to the Company’s stockholders, the Company may be required to pay Teradyne a termination fee of $14.9 million.

As part of the Agreement, the Company granted to Purchaser an irrevocable option to purchase the number of newly-issued Shares at a per Share purchase price equal to the Offer Price that, when added to the number of Shares owned by Parent, Purchaser and their respective subsidiaries at the time of such exercise, results in Purchaser owning one share more than 90% of the fully diluted Shares (the “90%Top-Up Option”). However, the number of Shares subject to the Top-Up Option is limited to the number of Shares authorized and available for issuance. If the 90% Top-Up Option is exercised by Purchaser (resulting in Purchaser owning at least one share more than 90% of the fully diluted Shares), or Purchaser otherwise acquires at least one share more than 90% of more of the fully diluted Shares, Purchaser will be able to effect a short-form merger under the Delaware General Corporation Law, subject to the terms and conditions of the Agreement.

Holders of approximately 26% of the outstanding Shares of the Company have agreed to tender their Shares in the Offer and to vote their Shares in favor of the Merger Agreement and against any other transaction, subject to the provisions of the Merger Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

The Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Agreement contains representations and warranties that the parties to the Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedule that the Company delivered in connection with signing the Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Agreement and are modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the press release issued by the Company on December 12, 2007 concerning the foregoing is filed herewith as Exhibit 99.1.

Additional Information About the Proposed Transaction and Where To Find It

The tender offer for the outstanding common stock of the Company referred to in this report has not yet commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. Stockholders of the Company are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. At the time the Offer is commenced, Teradyne will file tender offer materials with the U.S. Securities and Exchange Commission, and the Company will file a Solicitation/Recommendation Statement with respect to the Offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to

Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the U.S. Securities and Exchange Commission’s website at http://www.sec.gov/. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from (i) Teradyne by submitting requests for such materials to: Investor Relations, Teradyne, Inc., 600 Riverpark Drive, North Reading, Massachusetts 01864 or (ii) the Company by mailing requests for such materials to: Investor Relations, Nextest Systems Corporation, 875 Embedded Way, San Jose, California 95138.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Teradyne, Inc., NAC Equipment Corporation and Nextest Systems Corporation. (Exhibits and Schedules omitted)*

99.1	Press release issued by Corporation dated December 12, 2007.

*	The Company agrees to furnish supplementally to the Commission, upon request, a copy of an omitted exhibit or schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEST SYSTEMS CORPORATION

Date:	December 12, 2007	By:	/s/ James P. Moniz
James P. Moniz
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Teradyne, Inc., NAC Equipment Corporation and Nextest Systems Corporation. (Exhibits and Schedules omitted)*

99.1	Press release issued by Nextest Systems Corporation dated December 12, 2007.

*	The Company agrees to furnish supplementally to the Commission, upon request, a copy of an omitted exhibit or schedule.